Exhibit 10.12

CONTRACT ADMINISTRATION SUMMARY

DESCRIPTION:

AIA Document A191 – 1996, Part 1 & Part 2 Standard Form of Agreement Between Owner and Design/Builder.

Design/Build Contract between RBK Architects & Odyssey Marine Exploration, Inc. for the Development and Construction of a 8,000 square foot traveling exhibition. Includes: Bidding, Pricing, Structures, Casework, Electronics, Graphics, Exhibit Assembly/Testing & Exhibit Crating.

EXECUTION DATE: January 31, 2005

VALUE: $1,887,000.00 Maximum on Cost Plus Basis Plus 11% Fee (Savings to be divided between Owner & Design Builder with $50,000 max on Design Builders portion.

ADDENDUMS:

Number 1, Dated 1-24-05

REVIEWED BY:

Guy Zajonc

Mike Holmes

AON

George Becker

Michelle Maxner

DISTRIBUTION:	RBK Architects (Executed Original) 1-27-05
Guy Zajonc (Executed Original) 1-28-05
George Becker (Executed Copy) 1-28-05
Mike Holmes (Executed Copy) 1-28-05
Michelle Maxner (Executed Copy) 1-28-05

Addendum # 1 (Page 1 of 2)

The undersigned hereby adopt the following addendum to the AIA document A191 Agreement, for the 8,000 square foot Traveling Exhibit, by and between the parties dated the Twenty Fourth day of January, 2005.

Part 1 of the Terms and Conditions of the Agreement are changed as follows:

§ 5 PAYMENTS

§ 5.2 Delete the word ‘monthly’

§ 9 BASIS OF COMPENSATION

§ 9.1.3 Subsequent Payments shall be as follows:

On a semi-monthly basis, the Design/Builder shall submit to the Owner an itemized Application for Payment for operations completed in accordance with the schedule of values, (Attachment ‘A’). Such application shall be notarized and supported by such data substantiating the Design/Builder’s right to payment as the Owner may require. Supporting data is defined as Purchase Orders, Contracts, Subcontracts, Invoices from Vendors and Suppliers, Receipts, Lien Releases and other detailed documentation that clearly identifies cost and scope of work.

§ 10.1 OTHER CONDITIONS AND SERVICES

§ 10.1.2 [Add] The work in this agreement shall be performed pursuant to the Design, Contract Administration and Architect Services agreement made between the parties, dated                             , AIA Document 141 – 1997, Part 1 & 2.

Part 2 of the Terms and Conditions of the Agreement are changed as follows:

ARTICLE 2 OWNER

§ 2.6.1 Owner shall have the right to, at its own expense, request an audit of all Applications for Payment made pursuant to this contract upon 30 written notice to Design/Builder. If the audit should reveal discrepancy in Design/Builders favor of more than 10%, cost of the audit shall be paid by the Design/Builder.

§ 7.3 PROPERTY INSURANCE

§ 7.3.1 Unless otherwise provided under this Part 2, the Design/Builder shall purchase and maintain property insurance upon the Work for the full insurable value thereof on a replacement cost basis and provide proof of said insurance, naming Owner as a loss payee, to the Owner. Such property insurance shall be maintained until such time as Owner takes delivery of the work and provides a written release to the Design/Builder for the insurance obligation contained herein.

Addendum # 1 (Page 2 of 2)

§ 7.3.3 [Delete Original Language]

[Add] Design/Builder shall maintain general liability insurance for minimum amount of $1,000,000 for, and as it applies, to the ‘work’ herein during the time this contract. Owner shall be listed as additional insured.

§ 14 OTHER CONDITIONS AND SERVICES

§ 14.4 Deleted

OWNER		DESIGN/BUILDER

	/s/ JOHN C MORRIS		/s/ CHRISTOPHER J. BELL
(signature)		(signature)
Odyssey Marine Exploration, Inc.		RBK Architects

By	John C Morris, CEO	By	Christopher J. Bell, AIA, President
Date: 1/31/2005		Date: ______________

Document A191™ – 1996 Part 1

Standard Form of Agreement Between Owner and Design/Builder

Part 1 Agreement

TABLE OF ARTICLES

PART 1 AGREEMENT

1. DESIGN/BUILDER	3

2. OWNER	4

3. OWNERSHIP AND USE OF DOCUMENTS AND ELECTRONIC DATA	5

4. TIME	6

5. PAYMENTS	6

6. DISPUTE RESOLUTION – MEDIATION AND ARBITRATION	6

7. MISCELLANEOUS PROVISIONS	7

8. TERMINATION OF THE AGREEMENT	7

9. BASIS OF COMPENSATION	7

10. OTHER CONDITIONS AND SERVICES	8

AGREEMENT made as of the 31st day of January         in the year of Two Thousand Five

(In words, indicate day, month and year.)

BETWEEN the Owner:

(Name and address)

Odyssey Marine Exploration

5215 West Laurel Street

Suite 210

Tampa, Florida 33607

Telephone Number: 813.314.5220

Fax Number: 813.314.5225

and the Design/Builder:

(Name and address)

RBK Architects - ____ Studio Exhibit Design

1771 East Ninth Avenue

Tampa, Florida 33605

Telephone Number: 813.247.5223

Fax Number: 813.224.9158

For the following Project:

(Include Project name, location and a summary description.)

Odyssey Marine Exploration

8000 SF Traveling Exhibit

ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

Before executing this Part 1 Agreement, the parties should reach substantial agreement on the Part 2 Agreement.

AIA Document A191™ – 1996 Part 1. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:22:36 on 01/17/2005 under Order No. 1000113189 1 which expires on 4/19/2005, and is not for resale.

User Notes:	1	(354463222)

The architectural services described in Article 1 will be provided by the following person or entity who is lawfully licensed to practice architecture:

Name and address	Registration Number	Relationship to Design/Builder
Exhibits – RBK Architects, Inc.	AAC 00500	same

Normal structural, mechanical and electrical engineering services will be provided contractually through the Architect except as indicated below:

Name, address and discipline	Registration Number	Relationship to Design/Builder
n/a

The Owner and the Design/Builder agree as set forth below.

AIA Document A191™ – 1996 Part 1. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:42:06 on 11/18/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	2	(3837669846)

TERMS AND CONDITIONS – PART 1 AGREEMENT

ARTICLE 1 DESIGN/BUILDER

§ 1.1 SERVICES – provided in AIA Document B141

§ 1.1.1 Preliminary design, budget, and schedule comprise the services required to accomplish the preparation and submission of the Design/Builder’s Proposal as well as the preparation and submission of any modifications to the Proposal prior to execution of the Part 2 Agreement.

§ 1.2 RESPONSIBILITIES

§ 1.2.1 Design services required by this Part 1 Agreement shall be performed by qualified architects and other design professionals. The contractual obligations of such professional persons or entities are undertaken and performed in the interest of the Design/Builder.

§ 1.2.6 Nothing contained in this Part 1 Agreement shall create a contractual relationship between the Owner and any person or entity other than the Design/Builder.

§ 1.3 BASIC SERVICES

§ 1.3.1 The Design/Builder shall provide a preliminary evaluation of the Owner’s program and project budget requirements, each in terms of the other.

§ 1.3.2 The Design/Builder shall visit the site, become familiar with the local conditions, and correlate observable conditions with the requirements of the Owner’s program, schedule, and budget.

§ 1.3.3 The Design/Builder shall review laws applicable to design and construction of the Project, correlate such laws with the Owner’s program requirements, and advise the Owner if any program requirement may cause a violation of such laws. Necessary changes to the Owner’s program shall be accomplished by appropriate written modification or disclosed as described in Section 1.3.5.

§ 1.3.4 The Design/Builder shall review with the Owner alternative approaches to design and construction of the Project.

§ 1.3.5 The Design/Builder shall submit to the Owner a Proposal, including the completed Preliminary Design Documents, a statement of the proposed contract sum, and a proposed schedule for completion of the Project. Preliminary Design Documents shall consist of preliminary design drawings, outline specifications or other documents sufficient to establish the size, quality and character of the entire Project, its architectural, structural, mechanical and electrical systems, and the materials and such other elements of the Project as may be appropriate. Deviations from the Owner’s program shall be disclosed in the Proposal. If the Proposal is accepted by the Owner, the parties shall then execute the Part 2 Agreement. A modification to the Proposal before execution of the Part 2 Agreement shall be recorded in writing as an addendum and shall be identified in the Contract Documents of the Part 2 Agreement.

AIA Document A191™ – 1996 Part 1. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:42:06 on 11/18/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	3	(3837669846)

§ 1.4 ADDITIONAL SERVICES

§ 1.4.1 The Additional Services described under this Section 1.4 shall be provided by the Design/Builder and paid for by the Owner if authorized or confirmed in writing by the Owner.

§ 1.4.2 Making revisions in the Preliminary Design Documents, budget or other documents when such revisions are:

.1	inconsistent with approvals or instructions previously given by the Owner, including revisions made necessary by adjustments in the Owner’s program or Project budget;

.2	required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents; or

.3	due to changes required as a result of the Owner’s failure to render decisions in a timely manner,

§ 1.4.3 Providing more extensive programmatic criteria than that furnished by the Owner as described in Section 2.1. When authorized, the Design/Builder shall provide professional services to assist the Owner in the preparation of the program. Programming services may consist of:

.1	consulting with the Owner and other persons or entities not designated in this Part 1 Agreement to define the program requirements of the Project and to review the understanding of such requirements with the Owner;

.2	documentation of the applicable requirements necessary for the various Project functions or operations;

.3	providing a review and analysis of the functional and organizational relationships, requirements, and objectives for the Project;

.4	setting forth a written program of requirements for the Owner’s approval which summarizes the Owner’s objectives, schedule, constraints, and criteria.

§ 1.4.4 Providing financial feasibility or other special studies.

§ 1.4.5 Providing planning surveys, site evaluations or comparative studies of prospective sites.

§ 1.4.6 Providing special surveys, environmental studies, and submissions required for approvals of governmental authorities or others having jurisdiction over the Project.

§ 1.4.7 Providing services relative to future facilities, systems and equipment.

§ 1.4.8 Providing services at the Owner’s specific request to perform detailed investigations of existing conditions or facilities or to make measured drawings thereof.

§ 1.4.9 Providing services at the Owner’s specific request to verify the accuracy of drawings or other information furnished by the Owner.

§ 1.4.10 Coordinating services in connection with the work of separate persons or entities retained by the Owner, subsequent to the execution of this Part 1 Agreement.

§ 1.4.11 Providing analyses of owning and operating costs.

§ 1.4.12 Providing interior design and other similar services required for or in connection with the selection, procurement or installation of furniture, furnishings and related equipment.

§ 1.4.13 Providing services for planning tenant or rental spaces.

§ 1.4.14 Making investigations, inventories of materials or equipment, or valuations and detailed appraisals of existing facilities.

ARTICLE 2 OWNER

§ 2.1 RESPONSIBILITIES

§ 2.1.1 The Owner shall provide full information in a timely manner regarding requirements for the Project, including a written program which shall set forth the Owner’s objectives, schedule, constraints and criteria.

AIA Document A191™ – 1996 Part 1. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:42:06 on 11/18/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	4	(3837669846)

§ 2.12 The Owner shall establish and update an overall budget For the Project, including reasonable contingencies. This budget shall not constitute the contract sum.

§ 2.1.3 The Owner shall designate a representative authorized to act on the Owner’s behalf with respect to the Project. The Owner or such authorized representative shall render decisions in a timely manner pertaining to documents submitted by the Design/Builder in order to avoid unreasonable delay in the orderly and sequential progress of the Design/Builder’s services. The Owner may obtain independent review of the documents by a separate architect, engineer, contractor, or cost estimator under contract to or employed by the Owner. Such independent review shall be undertaken at the Owner’s expense in a timely manner and shall not delay the orderly progress of the Design/Builder’s services.

§ 2.1.4 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements, and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All the information on the survey shall be referenced to a Project benchmark.

§ 2.1.5 The Owner shall furnish the services of geotechnical engineers when such services are stipulated in this Part 1 Agreement, or deemed reasonably necessary by the Design/Builder. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, and necessary operations for anticipating subsoil conditions. The services of geotechnical engineer(s) or other consultants shall include preparation and submission of all appropriate reports and professional recommendations.

§ 2.1.6 The Owner shall disclose, to the extent known to the Owner, the results and reports of prior tests, inspections or investigations conducted for the Project involving: structural or mechanical systems; chemical, air and water pollution; hazardous materials; or other environmental and subsurface conditions. The Owner shall disclose all information known to the Owner regarding the presence of pollutants at the Project’s site.

§ 2.1.7 The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including such auditing services as the Owner may require to verify the Design/Builder’s Applications for Payment.

§ 2.1.8 The Owner shall promptly obtain easements, zoning variances and legal authorizations regarding site utilization where essential to the execution of the Owner’s program.

§ 2.1.9 Those services, information, surveys, and reports required by Sections 2.1.4 through 2.1.8 which are within the Owner’s control shall be furnished at the Owner’s expense, and the Design/Builder shall be entitled to rely upon the accuracy and completeness thereof, except to the extent the Owner advises the Design/Builder to the contrary in writing.

§ 2.1.10 If the Owner requires the Design/Builder to maintain any special insurance coverage, policy, amendment, or rider, the Owner shall pay the additional cost thereof except as otherwise stipulated in this Part 1 Agreement.

§ 2.1.11 The Owner shall communicate with persons or entities employed or retained by the Design/Builder through the Design/Builder, unless otherwise directed by the Design/Builder.

ARTICLE 3 OWNERSHIP AND USE OF DOCUMENTS AND ELECTRONIC DATA

§ 3.1 All Project Documents produced by the Architect, including electronic files, shall be the sole and exclusive property of the Owner including any copyright. The Owner hereby grants to the Architect a non-exclusive license to use the documents, in perpetuity, and to grant sub-licenses to others, provided such use is not for the design and development of shipwreck attraction exhibits. Both parties agree, to the fullest extent of the law, to indemnify and hold the other party harmless, including their respective directors, officers, employees and sub-consultants from and against any and all claims of damage or

AIA Document A191™ – 1996 Part 1. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:42:06 on 11/18/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	5	(3837669846)

liability, including reasonable attorneys’ fees and defense costs, arising from or allegedly arising from or in any way connected with the reuse or modification of the documents by the other party or any entity that acquires or obtains the documents from or through the other party

§ 3.2 Submission or distribution of the Design/Builder’s documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the rights reserved in Section 3.1.

(Paragraphs deleted)

ARTICLE 4 TIME

§4.1 Upon the request of the Owner, the Design/Builder shall prepare a schedule for the performance of the Basic and Additional Services which shall not exceed the time limits contained in Section 10.1 and shall include allowances for periods of time required for the Owner’s review and for approval of submissions by authorities having jurisdiction over the Project.

§ 4.2 If the Design/Builder is delayed in the performance of services under this Part 1 Agreement through no fault of the Design/Builder, any applicable schedule shall be equitably adjusted.

ARTICLE 5 PAYMENTS

§ 5.1 The initial payment provided in Article 9 shall be made upon execution of this Part 1 Agreement and credited to the Owner’s account as provided in Section 9.1.2.

§ 5.2 Subsequent payments for Basic Services, Additional Services, and Reimbursable Expenses provided for in this Part 1 Agreement shall be made on the basis set forth in Article 9. SEE ADDENDUM # 1

§ 5.3 Within ten (10) days of the Owner’s receipt of a properly submitted and correct Application for Payment, the Owner shall make payment to the Design/Builder.

§ 5.4 Payments due the Design/Builder under this Part 1 Agreement which are not paid when due shall bear interest from the date due at the rate specified in Section 9.5, or in the absence of a specified rate, at the legal rate prevailing where the Project is located.

ARTICLE 6 DISPUTE RESOLUTION – MEDIATION AND ARBITRATION

§ 6.1 Claims, disputes or other matters in question between the parties to this Part 1 Agreement arising out of or relating to this Part 1 Agreement or breach thereof shall be subject to and decided by mediation or arbitration. Such mediation or arbitration shall be conducted in accordance with the Construction Industry Mediation or Arbitration Rules of the American Arbitration Association currently in effect.

§ 6.2 In addition to and prior to arbitration, the parties shall endeavor to settle disputes by mediation. Demand for mediation shall be filed in writing with the other party to this Part 1 Agreement and with the American Arbitration Association. A demand for mediation shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of repose or limitations.

§ 6.3 Demand for arbitration shall be filed in writing with the other party to this Part 1 Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

§ 6.4 An arbitration pursuant to this Section may be joined with an arbitration involving common issues of law or fact between the Design/Builder and any person or entity with whom the Design/Builder has a contractual obligation to arbitrate disputes. No other arbitration arising out of or relating to this Part 1 Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Part 1 Agreement or not a party to an agreement with the Design/Builder, except by written consent containing a specific reference to this

AIA Document A191™ – 1996 Part 1. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:42:06 on 11/18/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	6	(3837669846)

Part 1 Agreement signed by the Owner, the Design/Builder and all other persons or entities sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Part 1 Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

§ 6.5 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

ARTICLE 7 MISCELLANEOUS PROVISIONS

§ 7.1 Unless otherwise provided, this Part 1 Agreement shall be governed by the law of the place where the Project is located.

§ 7.2 The Owner and the Design/Builder, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Part 1 Agreement and to the partners, successors and assigns of such other party with respect to all covenants of this Part 1 Agreement. Neither the Owner nor the Design/Builder shall assign this Part 1 Agreement without the written consent of the other.

§ 7.3 Unless otherwise provided, neither the design for nor the cost of remediation of hazardous materials shall be the responsibility of the Design/Builder.

§ 7.4 This Part 1 Agreement represents the entire and integrated agreement between the Owner and the Design/Builder and supersedes all prior negotiations, representations or agreements, either written or oral. This Part 1 Agreement may be amended only by written instrument signed by both the Owner and the Design/Builder.

§ 7.5 Prior to the termination of the services of the Architect or any other design professional designated in this Part 1 Agreement, the Design/Builder shall identify to the Owner in writing another architect or design professional with respect to whom the Owner has no reasonable objection, who will provide the services originally to have been provided by the Architect or other design professional whose services are being terminated.

ARTICLE 8 TERMINATION OF THE AGREEMENT

§ 8.1 This Part 1 Agreement may be terminated by either party upon seven (7) days’ written notice should the other party fail to perform substantially in accordance with its terms through no fault of the party initiating the termination.

§ 8.2 This Part 1 Agreement may be terminated by the Owner without cause upon at least seven (7) days’ written notice to the Design/Builder.

§ 8.3 In the event of termination not the fault of the Design/Builder, the Design/Builder shall be compensated for services performed to the termination date, prorated, together with Reimbursable Expenses then due.

ARTICLE 9 BASIS OF COMPENSATION

The Owner shall compensate the Design/Builder in accordance with Article 5, Payments, and the other provisions of this Part 1 Agreement as described below.

§ 9.1 COMPENSATION FOR BASIC SERVICES

§ 9.1.1 FOR BASIC SERVICES, compensation shall be as follows:

One Million, Eight Hundred Eighty-seven Thousand and No/100’s Dollars ($1,887,000.00) maximum on a cost plus basis including an 11% fee.

Savings to be divided between the Owner and Design Builder, with a maximum on the Design Builder’s portion of $50,000.00.

AIA Document A191™ – 1996 Part 1. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:42:06 on 11/18/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	7	(3837669846)

The project is divided into the following phases:

Bidding/Pricing
Electronics
Graphics
Exhibit Assembly & Testing
Exhibit Crating Design & Crating

§ 9.1.2 AN INITIAL PAYMENT of Zero Dollar and Zero Cents ($ 0.00 ) shall be made upon execution of this Part 1 Agreement and credited to the Owner’s account as follows:

§ 9.1.3 SUBSEQUENT PAYMENTS shall be as follows:

SEE ADDENDUM # 1

§ 9.2 COMPENSATION FOR ADDITIONAL SERVICES

§ 9.2.1 FOR ADDITIONAL SERVICES, compensation shall be as follows:

To be negotiated and added by written change order

§ 9.3 REIMBURSABLE EXPENSES

§ 9.3.1 Reimbursable Expenses are in addition to Compensation for Basic and Additional Services, and include actual expenditures made by the Design/Builder and the Design/Builder’s employees and contractors in the interest of the Project as follows:

§ 9.3.2 FOR REIMBURSABLE EXPENSES, compensation shall be a multiple of One and one-tenth in (1.10) times the amounts expended.

§ 9.4 DIRECT PERSONNEL EXPENSE is defined as the direct salaries of personnel engaged on the Project, and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.

§ 9.5 INTEREST PAYMENTS

§ 9.5.1 The rate of interest for past due payments shall be as follows:

Four percent (4.00%) per annum

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner’s and Design/Builder’s principal places of business, at the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should be obtained with respect to deletion, modification or other requirements, such as written disclosures or waivers.)

§ 9.6 IF THE SCOPE of the Project is changed materially, the amount of compensation shall be equitably adjusted.

§ 9.7 The compensation set forth in this Part I Agreement shall be equitably adjusted if through no fault of the Design/Builder the service have not been completed within Thirty-six (36) months of the date of this Part I Agreement.

ARTICLE 10 OTHER CONDITIONS AND SERVICES

§ 10.1 The Basic Services to be performed shall be commenced on and subject to authorized adjustments and to delays not caused by the Design/Builder, shall be completed in (        ) calendar days. The Design/Builder’s Basic Services consist of those described in Section 1.3 as part of Basic Services, and include normal professional engineering and preliminary design services, unless otherwise indicated. See attached schedule.

AIA Document A191™ – 1996 Part 1. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:22:36 on 01/17/2005 under Order No. 1000113189  1 which expires on 4/19/2005, and is not for resale.

User Notes:	8	(354463 222)

§ 10.2 Services beyond those described in Section 1.4 are as follows: SEE ADDENDUM # 1

Basic Services consist of those described in Section 1.3 as part of Basic Services, and include normal professional engineering and preliminary design services, unless otherwise indicated. See attached schedule.

§ 10.2 Services beyond those described in Section 1.4 are as follows:

(Insert descriptions of other services, identify Additional Services included within Basic Compensation and modifications to the payment and compensation terms included in this Agreement.)

§ 10.3 The Owner’s preliminary program, budget and other documents, if any, are enumerated as follows:

Title	Date

This Agreement entered into as of the day and year first written above.

OWNER		DESIGN/BUILDER

/s/ CHRISTOPHER J. BELL
(Signature)		(Signature)
Odyssey Marine Exploration		Christopher J. Bell, AIA, President

By	John C. Morris, CEO
(Printed name and title)		(Printed name and title)

AIA Document A191™ – 1996 Part 1. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:42:06 on 11/18/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	9	(3837669846)

Document A191™ – 1996 Part 2

Standard Form of Agreement Between Owner and Design/Builder

Part 2 Agreement

TABLE OF ARTICLES

PART 2 AGREEMENT

1. GENERAL PROVISIONS	3

2. OWNER	3

3. DESIGN/BUILDER	4

4. TIME	6

5. PAYMENTS	7

6. PROTECTION OF PERSONS AND PROPERTY	8

7. INSURANCE AND BONDS	8

8. CHANGES IN THE WORK	10

9. CORRECTION OF WORK	12

10. DISPUTE RESOLUTION – MEDIATION AND ARBITRATION	12

11. MISCELLANEOUS PROVISIONS	13

12. TERMINATION OF THE AGREEMENT	14

13. BASIS OF COMPENSATION	15

14. OTHER CONDITIONS AND SERVICES	15

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences.

Consultation with an attorney is encouraged with respect to its completion or modification.

AGREEMENT made as of the 31st day of January     in the year of Two Thousand Five

(In words, indicate day, month and year.)

BETWEEN the Owner:

(Name and address)

Odyssey Marine Exploration

5215 West Laurel Street

Suite 210

Tampa, Florida 33607

Telephone Number: 813.314.5220

Fax Number: 813.314.5225

and the Design/Builder

(Name and address)

RBK Architects - 080 Studio Exhibit Design

1771 East Ninth Avenue

Tampa, Florida 33605

Telephone Number: 813.247.5223

Fax Number: 813.224.9158

For the following Project:

(Include Project name, location and a summary description.)

Odyssey Marine Exploration

8000SF Traveling Exhibit

AIA Document A191™ – 1996 Part 2. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:46:07 on 01/17/2005 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	1	(3145679276)

The architectural services described in Article 3 will be provided by the following person or entity who is lawfully licensed to practice architecture:

Name and address	Registration Number	Relationship to Design/Builder
Exhibits – RBK Architects, Inc.	AAC 00500	same

Normal structural, mechanical and electrical engineering services will be provided contractually through the Architect except as indicated below:

Name, address and discipline	Registration Number	Relationship to Design/Builder
N/A

The Owner and the Design/Builder agree as set forth below.

AIA Document A191™ – 1996 Part 2. Copyright© 1985. 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:46:07 on 01/17/2005 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	2	(3145679276)

TERMS AND CONDITIONS – PART 2 AGREEMENT

ARTICLE 1 GENERAL PROVISIONS

§ 1.1 BASIC DEFINITIONS

§ 1.1.1 The Contract Documents consist of the Part 1 Agreement to the extent not modified by this Part 2 Agreement, this Part 2 Agreement, the Design/Builder’s Proposal and written addenda to the Proposal identified in Article 14, the Construction Documents approved by the Owner in accordance with Section 3.2.3 and Modifications issued after execution of this Part 2 Agreement. A Modification is a Change Order or a written amendment to this Part 2 Agreement signed by both parties, or a Construction Change Directive issued by the Owner in accordance with Section 8.3.

§ 1.1.2 The term “Work” means the construction and services provided by the Design/Builder to fulfill the Design/Builder’s obligations.

§ 1.2 EXECUTION, CORRELATION AND INTENT

§ 1.2.1 It is the intent of the Owner and Design/Builder that the Contract Documents include all items necessary for proper execution and completion of the Work. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Design/Builder shall be required only to the extent consistent with and reasonably inferable from the Contract Documents as being necessary to produce the intended results. Words that have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

§ 1.2.2 If the Design/Builder believes or is advised by the Architect or by another design professional retained to provide services on the Project that implementation of any instruction received from the Owner would cause a violation of any applicable law, the Design/Builder shall notify the Owner in writing. Neither the Design/Builder nor the Architect shall be obligated to perform any act which either believes will violate any applicable law.

§ 1.2.3 Nothing contained in this Part 2 Agreement shall create a contractual relationship between the Owner and any person or entity other than the Design/Builder.

§ 1.3 OWNERSHIP AND USE OF DOCUMENTS

§ 1.3.1 All Project Documents produced by the Architect, including electronic files, shall be the sole and exclusive property of the Owner including any copyright. The Owner hereby grants to the Architect a non-exclusive license to use the documents, in perpetuity, and to grant sub-licenses to others, provided such use is not for the design and development of shipwreck attraction exhibits. Both parties agree, to the fullest extent of the law, to indemnify and hold the other party harmless, including their respective directors, officers, employees and sub-consultants from and against any and all claims of damage or liability, including reasonable attorneys’ fees and defense costs, arising from or allegedly arising from or in any way connected with the reuse or modification of the documents by the other party or any entity that acquires or obtains the documents from or through the other party.

§ 1.3.2 Submission or distribution of the Design/Builder’s documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the rights reserved in Section 1.3.1.

(Paragraphs deleted)

ARTICLE 2 OWNER

§ 2.1 The Owner shall designate a representative authorized to act on the Owner’s behalf with respect to the Project. The Owner or such authorized representative shall examine documents submitted by the Design/Builder and shall render decisions in a timely manner and in accordance with the schedule accepted by the Owner. The Owner may obtain independent review of the Contract Documents by a separate architect, engineer, contractor or cost estimator under contract to or employed by the Owner. Such independent review shall be undertaken at the Owner’s expense in a timely manner and shall not delay the orderly progress of the Work.

§ 2.2 The Owner may appoint an on-site project representative to observe the Work and to have such other responsibilities as the Owner and Design/Builder agree in writing.

AIA Document A191™ – 1996 Part 2. Copyright© 1985. 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:02:__ on 11/19/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

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§ 2.3 The Owner shall cooperate with the Design/Builder in securing building and other permits, licenses and inspections. The Owner shall not be required to pay the fees for such permits, licenses and inspections unless the cost of such fees is excluded from the Design/Builder’s Proposal.

§ 2.4 The Owner shall furnish services of land surveyors, geotechnical engineers and other consultants for subsoil, air and water conditions, in addition to those provided under the Part 1 Agreement, when such services are deemed necessary by the Design/Builder to properly carry out the design services required by this Part 2 Agreement.

§ 2.5 The Owner shall disclose, to the extent known to the Owner, the results and reports of prior tests, inspections or investigations conducted for the Project involving: structural or mechanical systems; chemical, air and water pollution; hazardous materials; or other environmental and subsurface conditions. The Owner shall disclose all information known to the Owner regarding the presence of pollutants at the Project’s site.

§ 2.6 The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including such auditing services as the Owner may require to verify the Design/Builder’s Applications for Payment

§ 2.7 Those services, information, surveys and reports required by Sections 2.4 through 2.6 which are within the Owner’s control shall be furnished at the Owner’s expense, and the Design/Builder shall be entitled to rely upon the accuracy and completeness thereof, except to the extent the Owner advises the Design/Builder to the contrary in writing.

§ 2.8 If the Owner requires the Design/Builder to maintain any special insurance coverage, policy, amendment, or rider, the Owner shall pay the additional cost thereof, except as otherwise stipulated in this Part 2 Agreement.

§ 2.9 If the Owner observes or otherwise becomes aware of a fault or defect in the Work or nonconformity with the Design/Builder’s Proposal or the Construction Documents, the Owner shall give prompt written notice thereof to the Design/Builder.

§ 2.10 The Owner shall, at the request of the Design/Builder, prior to execution of this Part 2 Agreement and promptly upon request thereafter, furnish to the Design/Builder reasonable evidence that financial arrangements have been made to fulfill the Owner’s obligations under the Contract.

§ 2.11 The Owner shall communicate with persons or entities employed or retained by the Design/Builder through the Design/Builder, unless otherwise directed by the Design/Builder.

ARTICLE 3 DESIGN/BUILDER

§ 3.1 SERVICES AND RESPONSIBILITIES

§ 3.1.1 Design services required by this Part 2 Agreement shall be performed by qualified architects and other design professionals. The contractual obligations of such professional persons or entities are undertaken and performed in the interest of the Design/Builder.

§ 3.1.2 The agreements between the Design/Builder and the persons or entities identified in this Part 2 Agreement, and any subsequent modifications, shall be in writing. These agreements, including financial arrangements with respect to this Project, shall be promptly and fully disclosed to the Owner upon request.

§ 3.1.3 The Design/Builder shall be responsible to the Owner for acts and omissions of the Design/Builder’s employees, subcontractors and their agents and employees, and other persons, including the Architect and other design professionals, performing any portion of the Design/Builder’s obligations under this Part 2 Agreement.

§ 3.2 BASIC SERVICES

§ 3.2.1 The Design/Builder’s Basic Services are described below and in Article 14.

§ 3.2.2 The Design/Builder shall designate a representative authorized to act on the Design/Builder’s behalf with respect to the Project.

AIA Document A191™ – 1996 Part 2. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:02:29 on 11/18/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	4	(2921492163)

§ 3.2.3 The Design/Builder shall submit Construction Documents for review and approval by the Owner. Construction Documents may include drawings, specifications, and other documents and electronic data setting forth in detail the requirements for construction of the Work, and shall:

.1	be consistent with the intent of the Design/Builder’s Proposal;

.2	provide information for the use of those in the building trades; and

.3	include documents customarily required for regulatory agency approvals.

§ 3.2.4 The Design/Builder, with the assistance of the Owner, shall file documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.

§ 3.2.5 Unless otherwise provided in the Contract Documents, the Design/Builder shall provide or cause to be provided and shall pay for design services, labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

§ 3.2.6 The Design/Builder shall be responsible for all construction means, methods, techniques, sequences and procedures, and for coordinating all portions of the Work under this Part 2 Agreement.

§ 3.2.7 The Design/Builder shall keep the Owner informed of the progress and quality of the Work.

§ 3.2.8 The Design/Builder shall be responsible for correcting Work which does not conform to the Contract Documents.

§ 3.2.9 The Design/Builder warrants to the Owner that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the construction will be free from faults and defects, and that the construction will conform with the requirements of the Contract Documents. Construction not conforming to these requirements, including substitutions not properly approved by the Owner, shall be corrected in accordance with Article 9.

§ 3.2.10 The Design/Builder shall pay all sales, consumer, use and similar taxes which had been legally enacted at the time the Design/Builder’s Proposal was first submitted to the Owner, and shall secure and pay for building and other permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the Work which are either customarily secured after execution of a contract for construction or are legally required at the time the Design/Builder’s Proposal was first submitted to the Owner.

§ 3.2.11 The Design/Builder shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities relating to the Project.

§ 3.2.12 The Design/Builder shall pay royalties and license fees for patented designs, processes or products. The Design/Builder shall defend suits or claims for infringement of patent rights and shall hold the Owner harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer is required by the Owner. However, if the Design/Builder has reason to believe the use of a required design, process or product is an infringement of a patent, the Design/Builder shall be responsible for such loss unless such information is promptly furnished to the Owner.

§ 3.2.13 The Design/Builder shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under this Part 2 Agreement. At the completion of the Work, the Design/Builder shall remove from the site waste materials, rubbish, the Design/Builder’s tools, construction equipment, machinery, and surplus materials.

§ 3.2.14 The Design/Builder shall notify the Owner when the Design/Builder believes that the Work or an agreed upon portion thereof is substantially completed. If the Owner concurs, the Design/Builder shall issue a Certificate of Substantial Completion which shall establish the Date of Substantial Completion, shall state the responsibility of each party for security, maintenance, heat, utilities, damage to the Work and insurance, shall include a list of items to be completed or corrected and shall fix the time within which the Design/Builder shall complete items listed.

AIA Document A191™ – 1996 Part 2. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:02:29 on 11/19/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	5	(2921492163)

therein. Disputes between the Owner and Design/Builder regarding the Certificate of Substantial Completion shall be resolved in accordance with provisions of Article 10.

§ 3.2.15 The Design/Builder shall maintain at the site for the Owner one record copy of the drawings, specifications, product data, samples, shop drawings, Change Orders and other modifications, in good order and regularly updated to record the completed construction. These shall be delivered to the Owner upon completion of construction and prior to final payment.

§ 3.3 ADDITIONAL SERVICES

§ 3.3.1 The services described in this Section 3.3 are not included in Basic Services unless so identified in Article 14, and they shall be paid for by the Owner as provided in this Part 2 Agreement, in addition to the compensation for Basic Services. The services described in this Section 3.3 shall be provided only if authorized or confirmed in writing by the Owner.

§ 3.3.2 Making revisions in drawings, specifications, and other documents or electronic data when such revisions are required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents or electronic data.

§ 3.3.3 Providing consultation concerning replacement of Work damaged by fire or other cause during construction, and furnishing services required in connection with the replacement of such Work.

§ 3.3.4 Providing services in connection with a public hearing, arbitration proceeding or legal proceeding, except where the Design/Builder is a party thereto.

§ 3.3.5 Providing coordination of construction performed by the Owner’s own forces or separate contractors employed by the Owner, and coordination of services required in connection with construction performed and equipment supplied by the Owner.

§ 3.3.6 Preparing a set of reproducible record documents or electronic data showing significant changes in the Work made during construction.

§ 3.3.7 Providing assistance in the utilization of equipment or systems such as preparation of operation and maintenance manuals, training personnel for operation and maintenance, and consultation during operation.

ARTICLE 4 TIME

§ 4.1 Unless otherwise indicated, the Owner and the Design/Builder shall perform their respective obligations as expeditiously as is consistent with reasonable skill and care and the orderly progress of the Project.

§ 4.2 Time limits stated in the Contract Documents are of the essence. The Work to be performed under this Part 2 Agreement shall commence upon receipt of a notice to proceed unless otherwise agreed and, subject to authorized Modifications, Substantial Completion shall be achieved on or before the date established in Article 14.

§ 4.3 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.

§ 4.4 Based on the Design/Builder’s Proposal, a construction schedule shall be provided consistent with Section 4.2 above.

§ 4.5 If the Design/Builder is delayed at any time in the progress of the Work by an act or neglect of the Owner, Owner’s employees, or separate contractors employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, adverse weather conditions not reasonably anticipatable, unavoidable casualties or other causes beyond the Design/Builder’s control, or by delay authorized by the Owner pending arbitration, or by other causes which the Owner and Design/Builder agree may justify delay, then the Contract Time shall be reasonably extended by Change Order.

AIA Document A191™ – 1996 Part 2. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:02:29 on 11/19/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	6	(2921492163)

ARTICLE 5 PAYMENTS

§ 5.1 PROGRESS PAYMENTS

§ 5.1.1 The Design/Builder shall deliver to the Owner itemized Applications for Payment in such detail as indicated in Article 14.

§ 5.1.2 Within ten (10) days of the Owner’s receipt of a properly submitted and correct Application for Payment, the Owner shall make payment to the Design/Builder.

§ 5.1.3 The Application for Payment shall constitute a representation by the Design/Builder to the Owner that the design and construction have progressed to the point indicated, the quality of the Work covered by the application is in accordance with the Contract Documents, and the Design/Builder is entitled to payment in the amount requested.

§ 5.1.4 Upon receipt of payment from the Owner, the Design/Builder shall promptly pay the Architect, other design professionals and each contractor the amount to which each is entitled in accordance with the terms of their respective contracts.

§ 5.1.5 The Owner shall have no obligation under this Part 2 Agreement to pay or to be responsible in any way for payment to the Architect, another design professional or a contractor performing portions of the Work.

§ 5.1.6 Neither progress payment nor partial or entire use or occupancy of the Project by the Owner shall constitute an acceptance of Work not in accordance with the Contract Documents.

§ 5.1.7 The Design/Builder warrants that title to all construction covered by an Application for Payment will pass to the Owner no later than the time of payment. The Design/Builder further warrants that upon submittal of an Application for Payment all construction for which payments have been received from the Owner shall be free and clear of liens, claims, security interests or encumbrances in favor of the Design/Builder or any other person or entity performing construction at the site or furnishing materials or equipment relating to the construction.

§ 5.1.8 At the time of Substantial Completion, the Owner shall pay the Design/Builder the retainage, if any, less the reasonable cost to correct or complete incorrect or incomplete Work. Final payment of such withheld sum shall be made upon correction or completion of such Work.

§ 5.2 FINAL PAYMENTS

§ 5.2.1 Neither final payment nor amounts retained, if any, shall become due until the Design/Builder submits to the Owner: (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or Owner’s property might be responsible or encumbered (less amounts withheld by the Owner) have been paid or otherwise satisfied; (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner; (3) a written statement that the Design/Builder knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents; (4) consent of surety, if any, to final payment; and (5) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a contractor or other person or entity entitled to assert a lien against the Owner’s property refuses to furnish a release or waiver required by the Owner, the Design/Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Design/Builder shall indemnify the Owner for all loss and cost, including reasonable attorneys’ fees incurred as a result of such lien.

§ 5.2.2 When the Work has been completed and the contract fully performed, the Design/Builder shall submit a final application for payment to the Owner, who shall make final payment within 30 days of receipt.

§ 5.2.3 The making of final payment shall constitute a waiver of claims by the Owner except those arising from:

.1	liens, claims, security interests or encumbrances arising out of the Contract and unsettled;

.2	failure of the Work to comply with the requirements of the Contract Documents; or

.3	terms of special warranties required by the Contract Documents.

AIA Document A191™ – 1996 Part 2. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:02:29 on 11/19/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	7	(2921492163)

§ 5.2.4 Acceptance of final payment shall constitute a waiver of all claims by the Design/Builder except those previously made in writing and identified by the Design/Builder as unsettled at the time of final Application for Payment.

§ 5.3 INTEREST PAYMENTS

§ 5.3.1 Payments due the Design/Builder under this Part 2 Agreement which are not paid when due shall bear interest from the date due at the rate specified in Article 13, or in the absence of a specified rate, at the legal rate prevailing where the Project is located.

ARTICLE 6 PROTECTION OF PERSONS AND PROPERTY

§ 6.1 The Design/Builder shall be responsible for initiating, maintaining and providing supervision of all safety precautions and programs in connection with the performance of this Part 2 Agreement.

§ 6.2 The Design/Builder shall take reasonable precautions for the safety of, and shall provide reasonable protection to prevent damage, injury or loss to: (1) employees on the Work and other persons who may be affected thereby; (2) the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody, or control of the Design/Builder or the Design/Builder’s contractors; and (3) other property at or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal relocation or replacement in the course of construction.

§ 6.3 The Design/Builder shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on the safety of persons or property or their protection from damage, injury or loss.

§ 6.4 The Design/Builder shall promptly remedy damage and loss (other than damage or loss insured under property insurance provided or required by the Contract Documents) to property at the site caused in whole or in part by the Design/Builder, a contractor of the Design/Builder or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable.

ARTICLE 7 INSURANCE AND BONDS

§ 7.1 DESIGN/BUILDER’S LIABILITY INSURANCE

§ 7.1.1 The Design/Builder shall purchase from and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, such insurance as will protect the Design/Builder from claims set forth below which may arise out of or result from operations under this Part 2 Agreement by the Design/Builder or by a contractor of the Design/Builder, or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

.1	claims under workers’ compensation, disability benefit and other similar employee benefit laws that are applicable to the Work to be performed;

.2	claims for damages because of bodily injury, occupational sickness or disease, or death of the Design/Builder’s employees;

.3	claims for damages because of bodily injury, sickness or disease, or death of persons other than the Design/Builder’s employees;

.4	claims for damages covered by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Design/Builder or (2) by another person;

.5	claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

.6	claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and

.7	claims involving contractual liability insurance applicable to the Design/Builder’s obligations under Section 11.5.

§ 7.1.2 The insurance required by Section 7.1.1 shall be written for not less than limits of liability specified in this Part 2 Agreement or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

AIA Document A191™ – 1996 Part 2. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:02:29 an 11/19/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	8	(2921492163)

§ 7.1.3 Certificates of Insurance acceptable to the Owner shall be delivered to the Owner immediately after execution of this Part 2 Agreement. These Certificates and the insurance policies required by this Section 7.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment, an additional certificate evidencing continuation of such coverage shall be submitted with the application for final payment. Information concerning reduction of coverage shall be furnished by the Design/Builder with reasonable promptness in accordance with the Design/Builder’s information and belief.

§ 7.2 OWNER’S LIABILITY INSURANCE

§7.2.1 The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under this Part 2 Agreement. The Design/Builder shall not be responsible for purchasing and maintaining this optional Owner’s liability insurance unless specifically required by the Contract Documents.

§ 7.3 PROPERTY INSURANCE

§7.3.1 SEE ADDENDUM # 1

§ 7.3.2 Property insurance shall be on an all-risk policy form and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, falsework, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for the services and expenses of the Design/Builder’s Architect and other professionals required as a result of such insured loss. Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.

§ 7.3.3 SEE ADDENDUM # 1

§ 7.3.4 Unless otherwise provided, the Owner shall purchase and maintain such boiler and machinery insurance required by this Part 2 Agreement or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner. This insurance shall include interests of the Owner, the Design/Builder, the Design/Builder’s contractors and subcontractors in the Work, and the Design/Builder’s Architect and other design professionals. The Owner and the Design/Builder shall be named insureds.

§ 7.3.5 A loss insured under the Owner’s property insurance shall be adjusted by the Owner as Fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section 7.3.10. The Design/Builder shall pay contractors their shares of insurance proceeds received by the Design/Builder, and by appropriate agreement, written where legally required for validity, shall require contractors to make payments to their subcontractors in similar manner.

§ 7.3.6 Before an exposure to loss may occur, the Owner shall file with the Design/Builder a copy of each policy that includes insurance coverages required by this Section 7.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Design/Builder.

AIA Document A191™ – 1996 Part 2. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:02:29 on 11/19/2004 under Order No.1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	9	(2921492163)

§ 7.3.7 If the Design/Builder requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, obtain such insurance, and the cost thereof shall be charged to the Design/Builder by appropriate Change Order.

§ 7.3.8 The Owner and the Design/Builder waive all rights against each other and the Architect and other design professionals, contractors, subcontractors, agents and employees, each of the other, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Section 7.3 or other property insurance applicable to the Work, except such rights as they may have to proceeds of such insurance held by the Owner as trustee. The Owner or Design/ Builder, as appropriate, shall require from contractors and subcontractors by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated in this Section 7.3. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

§ 7.3.9 If required in writing by a party in interest, the Owner as trustee shall, upon occurrence of an insured loss, give bond for proper performance of the Owner’s duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Article 10. If after such loss no other special agreement is made, replacement of damaged Work shall be covered by appropriate Change Order.

§ 7.3.10 The Owner as trustee shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing, within five (5) days after occurrence of loss to the Owner’s exercise of this power; if such objection be made, the parties shall enter into dispute resolution under procedures provided in Article 10. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

§ 7.3.11 Partial occupancy or use prior to Substantial Completion shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Design/ Builder shall take reasonable steps to obtain consent of the insurance company or companies and shall not, without mutual written consent, take any action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of coverage.

§ 7.4 LOSS OF USE OF INSURANCE

§ 7.4.1 The Owner, at the Owner’s option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner’s property due to fire or other hazards, however caused. The Owner waives all rights of action against the Design/Builder for loss of use of the Owner’s property, including consequential losses due to fire or other hazards, however caused.

ARTICLE 8 CHANGES IN THE WORK

§ 8.1 CHANGES

§ 8.1.1 Changes in the Work may be accomplished after execution of this Part 2 Agreement, without invalidating this Part 2 Agreement, by Change Order, Construction Change Directive, or order for a minor change in the Work, subject to the limitations stated in the Contract Documents.

§ 8.1.2 A Change Order shall be based upon agreement between the Owner and the Design/Builder; a Construction Change Directive may be issued by the Owner without the agreement of the Design/Builder; an order for a minor change in the Work may be issued by the Design/Builder alone.

§ 8.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Design/Builder shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive, or order for a minor change in the Work.

§ 8.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or the Design/ Builder, the applicable unit prices shall be equitably adjusted.

AIA Document A191™ – 1996 Part 2. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:02:29 on 11/19/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

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§8.2 CHANGE ORDERS

§ 8.2.1 A Change Order is a written instrument prepared by the Design/Builder and signed by the Owner and the Design/Builder, stating their agreement upon all of the following:

.1	a change in the Work;

.2	the amount of the adjustment, if any, in the Contract Sum; and

.3	the extent of the adjustment, if any, in the Contract Time.

§ 8.2.2 If the Owner requests a proposal for a change in the Work from the Design/Builder and subsequently elects not to proceed with the change, a Change Order shall be issued to reimburse the Design/Builder for any costs incurred for estimating services, design services or preparation of proposed revisions to the Contract Documents.

§ 8.3 CONSTRUCTION CHANGE DIRECTIVES

§ 8.3.1 A Construction Change Directive is a written order prepared and signed by the Owner, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both.

§ 8.3.2 Except as otherwise agreed by the Owner and the Design/Builder, the adjustment to the Contract Sum shall be determined on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including the expenditures for design services and revisions to the Contract Documents. In case of an increase in the Contract Sum, the cost shall include a reasonable allowance for overhead and profit. In such case, the Design/Builder shall keep and present an itemized accounting together with appropriate supporting data for inclusion in a Change Order. Unless otherwise provided in the Contract Documents, costs for these purposes shall be limited to the following:

.1	costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers’ compensation insurance;

.2	costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

.3	rental costs of machinery and equipment exclusive of hand tools, whether rented from the Design/Builder or others;

.4	costs of premiums for all bonds and insurance permit fees, and sales, use or similar taxes;

.5	additional costs of supervision and field office personnel directly attributable to the change; and fees paid to the Architect, engineers and other professionals.

§ 8.3.3 Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to be allowed by the Design/Builder to the Owner for deletion or change which results in a net decrease in the Contract Sum will be actual net cost. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of the net increase, if any, with respect to that change.

§ 8.3.4 When the Owner and the Design/Builder agree upon the adjustments in the Contract Sum and Contract Time, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

§ 8.4 MINOR CHANGES IN THE WORK

§ 8.4.1 The Design/Builder shall have authority to make minor changes in the Construction Documents and construction consistent with the intent of the Contract Documents when such minor changes do not involve adjustment in the Contract Sum or extension of the Contract Time. The Design/Builder shall promptly inform the Owner, in writing, of minor changes in the Construction Documents and construction.

§ 8.5 CONCEALED CONDITIONS

§ 8.5.1 If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents, or (2) unknown physical conditions of an unusual nature which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Contract Sum shall be equitably adjusted for such concealed or unknown

AIA Document A191™ – 1996 Part 2. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:02:29 on 11/19/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	11	(2921492163)

conditions by Change Order upon claim by either party made within 21 days after the claimant becomes aware of the conditions.

§ 8.6 REGULATORY CHANGES

§ 8.6.1 The Design/Builder shall be compensated for changes in the construction necessitated by the enactment or revisions of codes, laws or regulations subsequent to the submission of the Design/Builder’s Proposal.

ARTICLE 9 CORRECTION OF WORK

§ 9.1 The Design/Builder shall promptly correct Work rejected by the Owner or known by the Design/Builder to be defective or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Design/Builder shall bear costs of correcting such rejected Work, including additional testing and inspections.

§ 9.2 If, within one (1) year after the date of Substantial Completion of the Work or, after the date for commencement of warranties established in a written agreement between the Owner and the Design/Builder, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Design/Builder shall correct it promptly after receipt of a written notice from the Owner to do so unless the Owner has previously given the Design/ Builder a written acceptance of such condition.

§ 9.3 Nothing contained in this Article 9 shall be construed to establish a period of limitation with respect to other obligations which the Design/Builder might have under the Contract Documents. Establishment of the time period of one (1) year as described in Section 9.2 relates only to the specific obligation of the Design/Builder to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Design/Builder’s liability with respect to the Design/Builder’s obligations other than specifically to correct the Work.

§ 9.4 If the Design/Builder fails to correct nonconforming Work as required or fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Design/Builder to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the Owner’s right to stop the Work shall not give rise to a duty on the part of the Owner to exercise the right for benefit of the Design/Builder or other persons or entities.

§ 9.5 If the Design/Builder defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within seven (7) days after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may give a second written notice to the Design/Builder and, seven (7) days following receipt by the Design/Builder of that second written notice and without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Design/ Builder, the costs of correcting such deficiencies. If the payments then or thereafter due the Design/Builder are not sufficient to cover the amount of the deduction, the Design/Builder shall pay the difference to the Owner. Such action by the Owner shall be subject to dispute resolution procedures as provided in Article 10.

ARTICLE 10 DISPUTE RESOLUTION – MEDIATION AND ARBITRATION

§ 10.1 Claims, disputes or other matters in question between the parties to this Part 2 Agreement arising out of or relating to this Part 2 Agreement or breach thereof shall be subject to and decided by mediation or arbitration. Such mediation or arbitration shall be conducted in accordance with the Construction Industry Mediation or Arbitration Rules of the American Arbitration Association currently in effect.

§ 10.2 In addition to and prior to arbitration, the parties shall endeavor to settle disputes by mediation. Demand for mediation shall be filed in writing with the other party to this Part 2 Agreement and with the American Arbitration Association. A demand for mediation shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

AIA Document A191™ – 1996 Part 2. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:02:29 on 11/19/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

User Notes:	12	(2921492163)

§ 10.3 Demand for arbitration shall be filed in writing with the other party to this Part 2 Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

§ 10.4 An arbitration pursuant to this Article may be joined with an arbitration involving common issues of law or fact between the Design/Builder and any person or entity with whom the Design/Builder has a contractual obligation to arbitrate disputes. No other arbitration arising out of or relating to this Part 2 Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Part 2 Agreement or not a party to an agreement with the Design/Builder, except by written consent containing a specific reference to this Part 2 Agreement signed by the Owner, the Design/Builder and any other person or entities sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Part 2 Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

§ 10.5 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

ARTICLE 11 MISCELLANEOUS PROVISIONS

§ 11.1 Unless otherwise provided, this Part 2 Agreement shall be governed by the law of the place where the Project is located.

§ 11.2 SUBCONTRACTS

§ 11.2.1 The Design/Builder, as soon as practicable after execution of this Part 2 Agreement, shall furnish to the Owner in writing the names of the persons or entities the Design/Builder will engage as contractors for the Project

§ 11.3 WORK BY OWNER OR OWNER’S CONTRACTORS

§ 11.3.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under conditions of insurance and waiver of subrogation identical to the provisions of this Part 2 Agreement. If the Design/Builder claims that delay or additional cost is involved because of such action by the Owner, the Design/Builder shall assert such claims as provided in Section 11.4.

§ 11.3.2 The Design/Builder shall afford the Owner’s separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Design/Builder’s construction and operations with theirs as required by the Contract Documents.

§ 11.3.3 Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

§11.4 CLAIMS FOR DAMAGES

§ 11.4.1 If either party to this Part 2 Agreement suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party’s employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a claim of additional cost or time related to this claim is to be asserted, it shall be filed in writing.

§ 11.5 INDEMNIFICATION

§ 11.5.1 To the fullest extent permitted by law, the Design/Builder shall indemnify and hold harmless the Owner, Owner’s consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but

AIA Document A191™ -1996 Part 2. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This A1A® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AlA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:02:29 on 11/19/2004 under Order No. 1000113189_ 1 which expires on 4/19/2005, and is not for resale.

User Notes:	13	(2921492163)

only to the extent caused in whole or in part by negligent acts or omissions of the Design/Builder, anyone directly or indirectly employed by the Design/Builder or anyone for whose acts the Design/Builder may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Section 11.5.

§ 11.5.2 In claims against any person or entity indemnified under this Section 11.5 by an employee of the Design/Builder, anyone directly or indirectly employed by the Design/Builder or anyone for whose acts the Design/Builder may be liable, the indemnification obligation under this Section 11.5 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Design/Builder under workers’ compensation acts, disability benefit acts or other employee benefit acts.

§ 11.6 SUCCESSORS AND ASSIGNS

§ 11.6.1 The Owner and Design/Builder, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Part 2 Agreement and to the partners, successors and assigns of such other party with respect to all covenants of this Part 2 Agreement Neither the Owner nor the Design/Builder shall assign this Part 2 Agreement without the written consent of the other. The Owner may assign this Part 2 Agreement to any institutional lender providing construction financing, and the Design/Builder agrees to execute all consents reasonably required to facilitate such an assignment. If either party makes such an assignment, that party shall nevertheless remain legally responsible for all obligations under this Part 2 Agreement, unless otherwise agreed by the other party.

§ 11.7 TERMINATION OF PROFESSIONAL DESIGN SERVICES

§ 11.7.1 Prior to termination of the services of the Architect or any other design professional designated in this Part 2 Agreement, the Design/Builder shall identify to the Owner in writing another architect or other design professional with respect to whom the Owner has no reasonable objection, who will provide the services originally to have been provided by the Architect or other design professional whose services are being terminated.

§ 11.8 EXTENT OF AGREEMENT

§ 11.8.1 This Part 2 Agreement represents the entire agreement between the Owner and the Design/Builder and supersedes prior negotiations, representations or agreements, either written or oral. This Part 2 Agreement may be amended only by written instrument and signed by both the Owner and the Design/Builder.

ARTICLE 12 TERMINATION OF THE AGREEMENT

§ 12.1 TERMINATION BY THE OWNER

§ 12.1.1 This Part 2 Agreement may be terminated by the Owner upon 14 days’ written notice to the Design/Builder in the event that the Project is abandoned. If such termination occurs, the Owner shall pay the Design/Builder for Work completed and for proven loss sustained upon materials, equipment, tools, and construction equipment and machinery, including reasonable profit and applicable damages.

§ 12.1.2 If the Design/Builder defaults or persistently fails or neglects to carry out the Work in accordance with the Contract Documents or fails to perform the provisions of this Part 2 Agreement, the Owner may give written notice that the Owner intends to terminate this Part 2 Agreement. If the Design/Builder fails to correct the defaults, failure or neglect within seven (7) days after being given notice, the Owner may then give a second written notice and, after an additional seven (7) days, the Owner may without prejudice to any other remedy terminate the employment of the Design/Builder and take possession of the site and of all materials, equipment, tools and construction equipment and machinery thereon owned by the Design/Builder and finish the Work by whatever method the Owner may deem expedient. If the unpaid balance of the Contract Sum exceeds the expense of finishing the Work and all damages incurred by the Owner, such excess shall be paid to the Design/Builder, If the expense of completing the Work and all damages incurred by the Owner exceeds the unpaid balance, the Design/Builder shall pay the difference to the Owner. This obligation for payment shall survive termination of this Part 2 Agreement.

§ 12.2 TERMINATION BY THE DESIGN/BUILDER

§ 12.2.1 If the Owner fails to make payment when due, the Design/Builder may give written notice of the Design/ Builder’s intention to terminate this Part 2 Agreement. If the Design/Builder fails to receive payment within seven (7) days after receipt of such notice by the Owner, the Design/Builder may give a second written notice and, seven (7) days after receipt of such second written notice by the Owner, may terminate this Part 2 Agreement and recover

AIA Document A191™ -1996 Part 2. Copyright© 1985,1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:02:29 on 11/19/2004 under Order No. 1000113189_ 1 which expires on 4/19/2005, and is not for resale.

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from the Owner payment for Work executed and for proven losses sustained upon materials, equipment, tools, and construction equipment and machinery, including reasonable profit and applicable damages.

ARTICLE 13 BASIS OF COMPENSATION

The Owner shall compensate the Design/Builder in accordance with Article 5, Payments, and the other provisions of this Part 2 Agreement as described below.

§ 13.1 COMPENSATION

§ 13.1.1 For the Design/Builder’s performance of the Work, as described in Section 3.2 and including any other services listed in Article 14 as part of Basic Services, the Owner shall pay the Design/Builder in current funds the Contract Sum as follows:

One Million, Eight Hundred Eighty-seven Thousand and no/100’s Dollars ($1,887,000.00) maximum on a cost plus basis including an 11% fee. Savings to be divided between the Owner and Design Builder, with a maximum on the Design Builder’s portion of $50,000.00.

§ 13.1.2 For Additional Services, as described in Section 3.3 and including any other services listed in Article 14 as Additional Services, compensation shall be as follows:

To be negotiated and added by written change order

§ 13.2 REIMBURSABLE EXPENSES

§ 13.2.1 Reimbursable Expenses are in addition to the compensation for Basic and Additional Services, and include actual expenditures made by the Design/Builder and the Design/Builder’s employees and contractors in the interest of the Project, as follows:

§ 13.2.2 FOR REIMBURSABLE EXPENSES, compensation shall be a multiple of One and one-tenth (1.10) times the amounts expended.

§ 13.3 INTEREST PAYMENT

§ 13.3.1 The rate of interest for past due payments shall be as follows:

Four percent (4.00% ) per annum

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner’s and Design/Builder’s principal places of business, at the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should be obtained with respect to deletion, modification or other requirements, such as written disclosures or waivers.)

ARTICLE 14 OTHER CONDITIONS AND SERVICES

§ 14.1 The Basic Services to be performed shall be commenced on and, subject to authorized adjustments and to delays not caused by the Design/Builder, Substantial Completion shall be achieved in the Contract Time of (    ) calendar days,

§ 14.2 The Basic Services beyond those described in Article 3 are as follows:

§ 14.3 Additional Services beyond those described in Article 3 are as follows:

§ 14.4 SEE ADDENDUM # 1

AIA Document A191™ -1996 Part 2. Copyright© 1985,1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:02:29 on 11/19/2004 under Order No. 1000113189_1 which Expires an 4/19/2005, and is not for resale.

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§ 14.5 The Design/Builder’s Proposal includes the following documents:

(List the documents by specific title and date; include any required performance and payment bonds.)

Title	Date

This Agreement entered into as of the day and year first written above.

OWNER		DESIGN/BUILDER

	/s/ JOHN C. MORRIS	/s/ CHRISTOPHER J. BELL
(Signature)		(Signature)
Odyssey Marine Exploration, Inc.		Christopher J. Bell, AIA, President

by	John C. Morris, CEO
(Printed name and title)		(Printed name and title)

AIA Document A191™ – 1996 Part 2. Copyright© 1985, 1996 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:02:29 on 11/19/2004 under Order No. 1000113189_1 which expires on 4/19/2005, and is not for resale.

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ATTACHMENT A

Odyssey Marine Museum & Exhibit      Preliminary

RBK Architects, Inc.

Traveling Exhibit Projects 8,000 sf	Traveling Exhibit Projects 5,000 sf

			Equipment
T1b	Frame & Panels	Ray Butterfield $8000 Coller	$7,918.00
T1a	Water Wall		$20,000.00
T1c

T1	Entry/Control		$27,918.00		Entry/Control

T2A	Entry Tunnel Backbone	PO TO BE ISSUED	$13,000.00
T2B	Tunnel movie screen	DELIVERED po 3	$4,160.65
T2C	Tunnel interior plexiglass	DELIVERED	$2,652.18
	Materials	$2,452.18
	Culting	$200.00
T2D	Curtain Surround	UPDATE PRICING	$5,800.00
T2E	Sound system		See Show Control
T2F	Projection equipment	Order Projectors - Hitachi CP-X1200	See Show Control
T2G	Mirror		$15,000.00
T2H	Mesh for immersion roof	RBK paid McNichols	$2,618.18

T2	Immersion/Preshow		$43,231.01		Immersion/Preshow		$—

T3A	Movie Projectors 3	3 - NEC GT5000	See Show Control	T3A	Movie Projectors 3	3 - NEC GT5000	See Show Control
T3B	Projector Frame 2		See Show Control	T3B	Projector Frame 2		See Show Control
T3C	Show Control		$140,843.00	T3C	Show Control		$65,696.00
T3D	Audio Amp & Speakers		See Show Control	T3D	Audio Amp & Speakers		See Show Control
T3E	17” Monitors - 24		$21,600.00	T3E	17” Monitors - 1_		$14,400.00

T3N	Black Out Curtains	B - Issue a purchase order 10000	$10,000.00	T3N	Black Out Curtains	B - Issue a purchase order 10000	$10,000.00
T3O	Aluminum Frames - 26		$5,200.00	T3O	Aluminum Frames - 26		$5,200.00
T3P	Canvas Images - 30	$11,040.00	$8,000.00	T3P	Canvas Images - 30	$ 11,040.00	$8,000.00
T3Q	Automatic Doors Operator - 2		$10,000.00	T3Q	Automatic Doors Operator - 2		$10,000.00
T3R	Door Frames 2		$10,000.00	T3R	Door Frames 2		$10,000.00
T3S	Doors - 2 pairs		$2,500.00	T3S	Doors - 2 pairs		$2,500.00
TST	Light Trusses	PO 12 & 13	$11,352.00	TST	Light Trusses		$11,352.00
T3U	Movie Screens		$15,000.00	T3U	Movie Screens		$15,000.00
T3V	Aquariums		$4,500.00	T3V	Aquariums		$4,500.00
	Lighting		$10,000.00		Lighting		$10,000.00

T3	Theater Environment		$248,995.00		Theater Environment		$168,648.00

	Time period 1	$12,170.00	$14,000.00	0	Time period 1		$14,000.00
	Casework	$5,000.00
	Computer	$870.00
	Computer Stand	$600.00
	Pointing Device	$600.00
	Sonic Speaker	$900.00
	40” Monitor	$4,200.00
	Time period 2		$14,000.00	0	Time period 2		$14,000.00
	Time period 3		$14,000.00
	Time period 4		$14,000.00

	Cannon
	Amphora
	Oars
	Cannon Balls
	Work the walking beam		$50,000.00	0	Work the walking beam		$50,000.00

T4	History of Shipwrecks		$106,000.00		History of Shipwrecks		$78,000.00

	Ship Timeline Monitor		$7,000.00	0	Ship Timeline Monitor		$7,000.00
	Interactive Ship Model Monitor		$7,000.00		Interactive Ship Model Monitor		$7,000.00

	Ship Cargo Coal Monitor		$7,000.00	0	Ship Cargo Coal Monitor	$7,000.00
	Coal Case		$2,000.00	0	Coal Case	$2,000.00
	Republic Ship Model Monitor		$7,000.00	0	Republic Ship Model Monitor	$7,000.00
	Artifact Case 1 Passenger		$2,000.00	0	Artifact Case 1 Passenger	$2,000.00
	Artifact Case 2 Passenger		$2,000.00	0	Artifact Case 2 Passenger	$2,000.00
	Artifact Case 3		$2,000.00	0	Artifact Case 3	$2,000.00
	Passenger stories Monitor		$7,000.00	0	Passenger stories Monitor	$7,000.00
	Interactive Storm Experience		$40,000.00	0	Interactive Storm Experience	$40,000.00
	Floor Map		$10,000.00	0	Floor Map	$10,000.00
	Narrator		$10,000.00	0	Narrator	$10,000.00
	Republic Model		$11,500.00	0	Republic Model	$11,500.00
	Character Mannequin		$4,000.00	0	Character Mannequin	$4,000.00
	Character Mannequin		$4,000.00		Character Mannequin	$4,000.00
	Photo Facsia		$8,000.00		Photo Fascia	$8,000.00
	Fells Point Graphic		$2,000.00		Fells Point Graphic	$2,000.00
	Nichols Graphic		$2,000.00		Nichols Graphic	$2,000.00
	Pipe Grid & Lighting		$3,000.00		Pipe Grid & Lighting	$3,000.00
	Lights		$5,000.00		Lights	$5,000.00
	Speakers		$3,000.00		Speakers	$3,000.00
	Enclosure		$10,000.00		Show control computer	$0.00
					Enclosure	$10,000.00

T5	Republic		$155,500.00		Republic	$155,500.00

	History of weather technology		$12,000.00
	History of Navigation		$12,000.00
	Wind Tunnel Two		$50,000.00	0	Wind Tunnel One	$25,000.00
	Order Fan

	Interactive Globe Current Trade Routes		$81,644.00	0	Interactive Globe Current Trade Routes	$81,644.00
	Current Science of weather		$12,000.00
	Current Science of Navigation		$12,000.00

	Wave Wall		$20,000.00	0	Wave Wall	$20,000.00
	Build a boat		$10,000.00	T40	Build a boat	$10,000.00

T6	Weather		$209,644.00		Weather	$136,644.00

	Sussex 1		$12,000.00	0	Sussex 1	$12,000.00
	Sussex 2		$12,000.00
	Tortuga 1		$12,000.00	0	Tortuga 1	$12,000.00
	Tortuga 2		$12,000.00

	Rights to the ship		$12,000.00
	Tortuga Artifacts		$12,000.00
	History of the Tortuga wreck		$12,000.00

					Sussex & Tortugas	$24,000.00

	Odyssey Time Line		$3,000.00	0	Odyssey Time Line	$3,000.00

	Timeline of Odyssey Marine		$3,000.00		Timeline of Odyssey Marine	$3,000.00

	Research Module (540)				Research Module (540)
	Find the shipwreck game	$24,700.00	$25,000.00	T50	Find the shipwreck game	$25,000.00
	40” Monitors	9000
	17” Monitors	1600
	Computers	1200
	Graphics	2000
	Sonic Speaker	$900.00
	Casework	10000
	Search Module (530)				Search Module (530)
	Sonar Table		$50,000.00	T51	Sonar Table	$50,000.00
	Recovery Module (560)				Recovery Module (560)
	Zeus model		$30,000.00	T52	Zeus model	$30,000.00
	Pholomosaic Fly over		$30,000.00

	Robotic Arms			T53	Robotic Arms
	Creative Essence		$57,000.00		Creative Essence	$57,000.00
	Railing		$10,000.00		Railing	$10,000.00
	Documentation Module				Documentation Module
	Fly a ROV			T54	Fly a ROV
	Creative Essence		$52,500.00		Creative Essence	$52,500.00

Tank Theming			$10,000.00		Tank Theming		$10,000.00

Interactive Pholomosaic					Interactive Pholomosaic
Photomosaic			$60,000.00	T55	Pholomosaic		$60,000.00
Conservation Module (570)					Conservation Module (570)
Put the pot back together			$10,000.00	T56	Put the pot back together		$10,000.00
Marine Arch Module (580)					Marine Arch Module (580)
CSI Game			$20,000.00	T57	CSI Game		$20,000.00

Science of the Shipwreck			$354,500.00		Science of the Shipwreck		$324,500.00

Bottle Walt Case					Bottle Walt Case
Aluminum Frame		2 @ 1000	$2,000.00		Aluminum Frame	2 @ 1000	$2,000.00
Plexi Box		2 @ 2000	$4,000.00		Plexi Box	2 @ 2000	$4,000.00

Aluminum Wall Panels		30 @ 250	$7,500.00		Aluminum Wall Panels	30 @ 250	$7,500.00
Plastic Sheathing		30 @ 100	$3,000.00		Plastic Sheathing	30 @ 100	$3,000.00
Light Truss	PO 12 & 13		$8,706.00		Light Truss		$8,706.00
Wall Graphics		30 @ 200	$6,000.00		Wall Graphics	30 @ 200	$6,000.00
Ceiling Molding			$3,000.00		Ceiling Molding		$3,000.00
Display Case w/ Track Ball		12 @ 2000	$24,000,00		Display Case w/ Track Ball	12 @ 2000	$24,000.00
Free Standing Display Case		2 @ 500	$1,000.00		Free Standing Display Case	2 @ 500	$1,000.00
Gold Display Case			$15,000.00		Gold Display Case		$15,000.00
40” Monitors		13 @ 4500	$58,500.00		40æ Monitors	13 @ 4500	$58,500,00
Computers		12 @ 500	$6,000.00		Computers	12 @ 500	$6,000.00
Lighting			$5,000.00		Lighting		$5,000.00
Speaker		12 @ 900	$10,800.00		Speaker	12 @ 900	$10,800.00

Treasures of the Deep Artifacts (700)			$154,506.00		Treasures of the Deep Artifacts (700)		$154,506.00

Construct Store			$100,000.00	0	Construct Store		$70,000.00

Retail Storage			$100,000.00		Retail Storage		$70,000.00

Flooring			$120,000.00		Flooring		$75,000.00

Other			$120,000.00		Other		$75,000.00

Total			$1,607,294.01		Total		$1,187,798.00
Budget Limit			$1,700,000.00		Budget Limit		$1,200,000.00
Contingency			$92,705.99		Contingency		$12,202.00

Fee @ 11%			$187,000.00		Fee @ 11%		$132,000.00

Total			$1,887,000.00		Total		$1,332,000.00